As filed with the Securities and Exchange Commission on October 31, 1996

                                                    Registration No. 33-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                -----------------

                                  IMATION CORP.
             (Exact name of registrant as specified in its charter)

             Delaware                                           41-1838504
  (State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                           Identification No.)

            1 Imation Place
           Oakdale, Minnesota                                      55128
(Address of Principal Executive Offices)                         (ZipCode)


                              IMATION 1996 EMPLOYEE
                             STOCK INCENTIVE PROGRAM
                                  (As Amended)
                            (Full title of the plan)

                             Carolyn A. Bates, Esq.
                                  Imation Corp.
                                 1 Imation Place
                            Oakdale, Minnesota 55128
                                 (612) 704-5535
         (Telephone number, including area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

------------------------------- --------------------- -------------------- -------------------- ---------------------
Title of securities to be       Amount to be          Proposed maximum     Proposed maximum     Amount of
registered                      registered            offering price per   aggregate offering   registration fee
                                                      share(1)             price(1)
------------------------------- --------------------- -------------------- -------------------- ---------------------
Common Stock, $.01 par value
  per share                     6,000,000             $22.875              $137,250,000         $41,590.87
------------------------------- --------------------- -------------------- -------------------- ---------------------

(1) Pursuant to Rule 457(h)(1), the proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 29, 1996.



                                    PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation Of Documents By Reference.

                  The following documents that have been filed by Imation Corp. (the "Company") with the Securities and Exchange Commission are incorporated by reference in this Registration Statement, as of their respective dates:

                  (a)      the Company's Registration Statement on Form 10;

                  (b) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and

                  (c) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 10 and any other registration statement filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment filed for the purpose of updating such description subsequent to the date of this Registration Statement and prior to the termination of the offering described herein.

                  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.   Description Of Securities.

                  The description of the Company's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

Item 5.   Interests Of Named Experts And Counsel.

                  Not applicable.

Item 6.   Indemnification Of Directors And Officers.

                  Section 145 of the Delaware General Corporation Law contains detailed provisions for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation.

                  Article Fourteenth of the Company's Restated Certificate of Incorporation provides that the liability of a director to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director shall be eliminated to the fullest extent permitted under the Delaware General Corporation Law, as amended from time to time.

                  The Bylaws of the Company provide that the officers and directors of the Company shall be indemnified to the full extent authorized or permitted by the Delaware General Corporation Law, as amended from time to time. Expenses incurred by officers and directors in defending actions, suits, or proceedings may be paid by the Company in advance of any final disposition if such officer or director agrees to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified under Delaware law.

                  The Company has entered into individual Indemnity Agreements with each of its directors pursuant to which the Company has agreed to indemnify each of its directors for expenses and damages in connection with claims against each director in connection with the director's service to the Company to the full extent authorized or permitted by the Delaware General Corporation Law, as amended from time to time.

                  The Company maintains a standard policy of officers' and directors' liability insurance.

Item 7.   Exemption From Registration Claimed.

                  No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.   Exhibits

Exhibit
Number                     Description
-------                    -----------

    3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit
                           3.1 to Amendment No.3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

    3.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No.3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

    4.1 Rights Agreement, dated as of June 18, 1996 between the Registrant and Norwest Bank Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit
                           4.1 to Amendment No.3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

    4.2 Form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No.3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

    5.1                    Opinion of Counsel

   15.1                    Awareness Letter of Coopers & Lybrand L.L.P.
                           (regarding interim financial information)

   23.1 Consent of Coopers & Lybrand L.L.P. (regarding annual financial information)

   24.1                    Powers of Attorney

Item 9.   Undertakings.

          A.      Post-Effective Amendments.

                  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (b) To reflect in the prospectus any facts or events which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a) and (b) above will not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B.      Subsequent Documents Incorporated By Reference.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C.      Claims For Indemnification.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakdale, State of Minnesota, on October 31, 1996.

                                       IMATION CORP.


                                       By: /s/ William T. Monahan
                                           ------------------------------------
                                           William T. Monahan
                                           Chairman of the Board, President and
                                           Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

           Name                                      Title                           Date
           ----                                      -----                           ----
/s/ William T. Monahan                  Chairman, President, Chief              October 31, 1996
---------------------------------       Executive Officer and Director
William T. Monahan                     (principal executive officer)


/s/ Jill D. Burchill                    Chief Financial Officer                  October 31, 1996
---------------------------------      (principal financial officer)
Jill D. Burchill

/s/ James R. Stewart                    Corporate Controller                     October 31, 1996
---------------------------------      (principal accounting officer)
James R. Stewart

        *                               Director                                 October 31, 1996
---------------------------------
Lawrence E. Eaton

        *                               Director                                 October 31, 1996
---------------------------------
Linda W. Hart

        *                               Director                                 October 31, 1996
---------------------------------
William W. George

        *                               Director                                 October 31, 1996
---------------------------------
Ronald T. LeMay

        *                               Director                                 October 31, 1996
---------------------------------
Mark A. Pulido

        *                               Director                                 October 31, 1996
---------------------------------
Daryl J. White

*By    /s/ Carolyn A. Bates
--------------------------------------
       Carolyn A. Bates
       Attorney-in-fact


                                 EXHIBIT INDEX
                                 -------------

Exhibit Number                             Description                     Page
--------------                             -----------                     ----

    3.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit
                           3.1 to Amendment No.3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

    3.2 Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to Amendment No.3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

    4.1 Rights Agreement, dated as of June 18, 1996 between the Registrant and Norwest Bank
                           Minnesota, N.A., as Rights Agent (incorporated by reference to Exhibit 4.1 to Amendment No.3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

    4.2 Form of Certificate of Designations, Preferences and Rights of Series A Junior Participating Preferred Stock of the Registrant (incorporated by reference to Exhibit 4.1 to Amendment No.3 to the Company's Registration Statement on Form 10/A, dated June 12, 1996, File No. 1-14310).

    5.1                    Opinion of Counsel

   15.1                    Awareness Letter of Coopers & Lybrand L.L.P.
                           (regarding interim financial information)

   23.1                    Consent of Coopers & Lybrand L.L.P.
                           (regarding annual financial information)

   24.1                    Powers of Attorney